EXHIBIT-23.1















CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in The Chalone Wine Group Ltd.'s Registration Statement on Form S-8 (Nos. 33-38070, 33-38038, 33-38037, 33-46966,
33-77086 and 333-80209) and Form S-3 (Nos. 33-89030 and 333-71287) of our report on the audit of the financial statements of The Chalone Wine Group Ltd. as of December 31, 2001, and for the nine months then ended. Our report, which is dated February 22, 2002, appears in The Chalone Wine Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ MOSS ADAMS LLP
________________________

Santa Rosa, California
March 27, 2002